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                                                                   Exhibit 10.52

                     STOCK REDEMPTION AND PURCHASE AGREEMENT

         STOCK REDEMPTION AND PURCHASE AGREEMENT, dated November 5, 1998 among US Diagnostic Inc., a Delaware corporation ("USD"), US Heartcare Management, Inc., a New York corporation (the "Company") and Lawrence Lee ("Lee") and Barry Enholm ("Enholm") (collectively, the "Noteholders"), but effective as of 11:59 P.M. September 30, 1998 (the "Effective Date").

                                   WITNESSETH:

         WHEREAS, the Company, a wholly owned subsidiary of USD, is in the business of providing management and administrative services to physicians practicing cardio-diagnostic medicine, including nuclear cardiology (the "Business"); and

         WHEREAS, the Noteholders, among others, formerly owned the Company and sold all of the issued and outstanding stock of the Company (the "Stock") in two transactions in 1996 and 1997 to USD (the "Prior Stock Sale"); and

         WHEREAS, disputes have arisen between Lee and Enholm and USD relating to the Prior Stock Sale which have given rise to claims by Lee and Enholm against USD and claims by USD against Lee and Enholm; and

         WHEREAS, USD has determined that it is in its best interests to divest itself of its ownership of the Company and the Company has agreed to redeem certain shares of Stock and Lee and Enholm have agreed to purchase the remaining shares of Stock from USD; and

         WHEREAS, USD and Lee and Enholm desire to fully settle any claims each may have against the other arising from the Prior Stock Sale; and

         WHEREAS, subject to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, USD desires to sell and the Noteholders and the Company desire to purchase and redeem, respectively, the Stock;

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

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                                    ARTICLE I

                           PURCHASE AND SALE OF STOCK

         1.01. AGREEMENT TO PURCHASE. At the Closing, the Noteholders shall purchase four (4) shares of the outstanding Stock owned by USD ( three and six tenths (3.6) shares by Lee and four tenths (.4) by Enholm) and the Company shall redeem one hundred ninty-six (196) shares of the issued and outstanding Stock owned by USD, such two hundred (200) shares of Stock being all of the issued and outstanding Stock of the Company, all at a price of $38,787.85 per share of Stock, upon and subject to the terms and conditions of this Agreement, in exchange for the Purchase Price as defined in Section 1.02 hereof.

         1.02. PURCHASE. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of USD contained herein, and in full and complete consideration of the sale, assignment, transfer and delivery of the Stock, the following payments and actions shall be undertaken:

                  (a) The Company and the Noteholders shall pay to USD cash in the amount of $2,700,000, $155,151.40 of which shall be paid by the Noteholders and $2,544,848.60 of which shall be paid by the Company, payable by wire transfer of immediately available funds at the Closing (the "Closing Payment");

                  (b) The Company shall issue at the Closing to USD promissory notes in the principal amounts of $300,000 and $500,000 (the "Payment Notes") in the forms attached hereto as Exhibits "A1" and "A2", respectively. The $300,000 Payment Note shall provide that it shall accelerate and become due and payable in the event that the Noteholders shall sell more than 50% of their Stock in the Company or if the Company shall merge into another entity whereby the Noteholders become stockholders of the combined company and own less than 50% of the stock of the combined company or if the Company shall sell all or substantially all of its assets. The Company and the Noteholders agree that upon the sale of the more than 50% of the Stock of the Company owned by the Noteholders, or the merger of the Company into another entity whereby the Noteholders become stockholders of the combined company and own less than 50% of the stock of the combined company or if the Company shall sell all or substantially all of its assets, the $500,000 Payment Note shall become due and payable upon the closing of such transaction unless the acquiring entity shall guaranty in writing, and deliver same to USD, the payment of the $500,000 Payment Note or, if there is an asset sale, the purchasing entity shall issue a substitute note of like tenor and amount in its name to USD and, if such acquiring entity is a subsidiary of another entity, such parent entity shall guaranty the $500,000 Payment Note in writing, and deliver same to USD; and

                  (c) Pursuant to the Assignment and Assumption Agreement in the form attached hereto as Exhibit "B", (i) USD shall assign and the Company shall assume the promissory notes

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payable to the individuals listed in Schedule I attached thereto in the amounts listed after their names in Schedule I aggregating $4,039,136.40 in principal amount (the "Assumed Notes"), which Assumed Notes are guaranteed (the "Guaranty") by the Company under the Prior Stock Sale and (i) the Company, as guarantor under the Guaranty, shall agree to pay all amounts as they become due and payable, including interest and principal, pursuant to certain promissory notes payable to Jerome Grossman as listed on Schedule II attached to the Assignment and Assumption Agreement in the aggregate principal amount of $218,434.89 (the "Grossman Notes") under the terms of promissory notes payable to USD by the Company in identical principal amounts and containing similar terms as the Grossman Notes (the "Back-up Grossman Notes") in the forms as attached hereto as Exhibits "C1" and "C2".

         1.03. SETTLEMENT AGREEMENT AND MUTUAL RELEASE. At the closing, the Noteholders and USD shall execute and deliver a Settlement Agreement and Mutual Release in the form attached hereto as Exhibit "D" pursuant to which (i) the Noteholders shall agree to the cancellation of certain notes issued to the Noteholders by USD in connection with the Prior Stock Sale in the aggregate principal amount of $3,023,590.71 and as set forth in Schedule A attached thereto (the "Canceled Notes"), (ii) certain unpaid interest due in respect of the Canceled Notes and the Assumed Notes owned by Lee and Enholm will be assumed and paid by the Company and (iii) Lee and Enholm, on the one hand, and USD, on the other hand, shall mutually release each other relating to any and all claims arising from the Prior Stock Sale.

         1.04. CONSULTING AGREEMENT. At the Closing, the Company and USD shall execute and deliver the Consulting Agreement in the form attached hereto as Exhibit "E" pursuant to which USD shall provide consulting services to the Company for an annual consulting fee of $500,000, payable in four (4) equal quarterly payments of $125,000 on each December 31, March 31, June 30 and September 30 during each year, for a period of three (3) years from the Effective Date, commencing December 31, 1998.

         1.05 OTHER PAYMENTS BY THE COMPANY.

                  (a) At Closing, the Company shall issue an interest bearing promissory note to USD in the amount of $200,000 in the form as attached hereto as Exhibit "F" (the "Dividend Note") representing the parties' agreement of the amount due as the net income of the Company and other inter-company expenses not previously paid or distributed to USD by the Company for the period November 1, 1996 through the Closing Date. The issuance of the Dividend Note shall represent the only amount due to USD by the Company in respect of dividends due to or expenses incurred by USD from or on behalf of the Company from November 1, 1996 through the Closing Date and USD shall have no further claims against the Company in respect of any costs, expenses, dividends or otherwise incurred by or due to USD in connection with the operations of the Company as a subsidiary of USD. The Dividend Note shall provide that it shall accelerate and become due and payable in the event that the Noteholders shall sell more than 50% of their Stock in the Company

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or if the Company shall merge into another entity whereby the Noteholders become stockholders of the combined company and own less than 50% of the stock of the combined company or if the Company shall sell all or substantially all of its assets.

                  (b) The Company shall pay all costs incurred other than the legal fees of Epstein Becker & Green, P.C., payment for which shall be the sole responsibility of USD, in connection with the negotiation and settlement of certain claims by Raytel Medical Corp. against the Company relating to the Company's termination and removal of certain nuclear cariodiagnostic operations at Raytel's managed diagnostic imaging facility located in Forest Hills, New York.

         1.06 SECURITY AGREEMENT. The Company shall execute and deliver to USD the Security Agreement in the form as attached hereto as Exhibit "G" (the "Security Agreement") pursuant to which the Company shall provide the collateral referred to therein as security for payment of the Payment Notes and the Dividend Note.

         1.07. CLOSING. The Closing of the transactions contemplated by this Agreement will take place at the offices of Jacobson, Mermelstein and Squire LLP, 52 Vanderbilt Avenue, New York, New York 10017 no later than November 13, 1998 at 10:00 A.M., or by telecopy, wire transfer and overnight delivery, or at such other place, date and time as the parties may agree in writing. The date of the Closing is herein referred to as the "Closing Date."

         1.08. FURTHER ASSURANCES. After the Closing, USD shall from time to time, at the request of the Noteholders or the Company and without further cost or expense to USD, execute and deliver such other instruments of conveyance and transfer and take such other actions as the Noteholders or the Company may reasonably request, in order to confirm the consummation of the transactions contemplated hereby and to vest in the Noteholders and the Company good and marketable title to the Stock being transferred hereunder.

         1.09. FUTURE ACTIONS OF THE NOTEHOLDERS. USD agrees and acknowledges that the Noteholders have advised that they intend to resell all or portion of their interest in the Company as soon as practical after the Closing Date for such price and upon such terms and conditions as they can negotiate, which price may be for a greater amount than being paid by the Noteholders and the Company hereunder. USD agrees that it shall have no claim against the Company and/or Lee and Enholm in respect of such sale or the proceeds therefrom and that the Company, Lee and/or Enholm shall have no obligation to inform USD of any information relating to any such sale nor to share in any manner the proceeds therefrom with USD. USD agrees to indemnify and hold harmless the Company and the Noteholders in respect of any and all costs arising from any claims relating to the above mentioned resale by any third party seeking payment of all or a portion of such proceeds on behalf of USD directly or derivatively.

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                                   ARTICLE II

                                 CONFIDENTIALITY

         2.01. CONFIDENTIALITY. Each party hereto will hold, and will cause its consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning any of the other parties furnished to it by such other parties or their respective representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, or (ii) later lawfully acquired from other sources by the party to which it was furnished), and no party will release or disclose such information to any other individual, corporation, partnership, joint venture, association, organization, limited liability company or other entity (each, a "Person"), except its auditors, attorneys, financial advisors, bankers and other consultants and advisors to such party in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidentiality shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of; or in relation to any investment in, any other party and all such documents (including copies thereof) shall be returned to such other party immediately upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve the confidentiality of its own similar information.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF USD

         USD hereby represents and warrants to the Company and the Noteholders as follows:

         3.01. ORGANIZATION: GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

         3.02. CAPITALIZATION: SUBSIDIARIES.

                  (a) The authorized and outstanding capital stock of the Company is a set forth on Schedule 3.02. All issued and outstanding shares of capital stock of the Company are duly and validly authorized, issued, fully paid and nonassessable. There are no outstanding (a) securities convertible into or exchangeable for the Company's capital stock; (b) options, warrants or other



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rights to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

                  (b) The Company does not own any capital stock or other equity securities of any corporation, partnership, or other entity or any rights to acquire any equity or ownership interest in any business other than the companies listed on Schedule 3.02 (the "Subsidiaries").

         3.03. AUTHORIZATION. ETC. USD has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. USD has taken all action required by law, its charter documents, or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of USD enforceable in accordance with its terms.

         3.04. NO VIOLATION. Except as set forth on Schedule 3.04, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter documents or bylaws of USD, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of, any security interest, lien or other encumbrance upon any property or assets of the Company under any agreement or commitment to which USD or the Company is a party or by which USD or the Company is bound, or to which the property of the Company is subject, or, to the knowledge of USD, violate any statute or law of any judgment, decree, order, regulation or rule of any court or governmental authority, except where such violation, conflict, breach, default, acceleration, termination, modification, cancellation or imposition would not have a material adverse effect on the business, financial condition or operations of the Company or on the ability of USD to consummate the transactions contemplated hereby.

         3.05. FINANCIAL STATEMENTS. The Noteholders have been provided unaudited balance sheets and related statements of operations of the Company as of and for the year ended December 31, 1997 and as of and for the nine months ended September 30, 1998, all without footnotes (the "Financial Statements"). Such Financial Statements fairly present in all material respects the assets, liabilities, financial condition and results of operations of the Company as at the respective dates thereof, all in accordance with GAAP consistently applied throughout the periods involved, subject to normal year-end adjustments for the September 30, 1998 Financial Statements, except that no notes to the Financial Statements have been prepared.

         3.06. NO UNDISCLOSED LIABILITIES: ETC. Except as listed on Schedule 3.06, the Company has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which


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were not fully reflected or reserved against in the Financial Statements as of
September 30, 1998 in accordance with GAAP, except for liabilities and obligations disclosed on any of the Schedules to this Agreement and/or incurred in the ordinary course of business and consistent with past practice since the date thereof.

         3.07. ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Schedule 3.07, since September 30, 1998, neither USD nor the Company has taken or agreed to take any of the following actions:

                  (a) Permitted or allowed any of the Company's property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due or which may thereafter be paid without penalty or interest or which are being contested in good faith;

                  (b) Canceled any material debts or waived any material claims or rights relating to the Company;

                  (c) Sold, transferred, or otherwise disposed of any of the Company's properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                  (d) Declared, paid or set aside for payment any dividend or other distribution in respect of the Company's capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any capital stock or other securities of the Company except as permitted by Section 1.05; or

                  (e) Made any material change in any method of accounting or accounting practice.

         3.08. LITIGATION. Except as set forth in Schedule 3.08, there is no pending or, to the knowledge of USD, threatened action, suit, inquiry, proceeding or investigation against or involving the Company, or which questions or challenges the validity of this Agreement or any action taken or to be taken by USD or the Company pursuant to this Agreement or in connection with the transactions contemplated hereby.

         3.09. TITLE TO PROPERTIES; ENCUMBRANCES; GUARANTEES. The Company has good, valid and marketable title to all the properties and assets which it purports to own (real, personal and mixed, tangible and intangible), free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances ("Encumbrances") created by the Company (except as may be described in Schedule 3.09 or in any other schedule to this Agreement or disclosed in the Financial Statements). The Company has entered into no guarantees ("Guarantees") of any obligations of USD or any of



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its subsidiaries or affiliates (except as may be described in Schedule 3.09 or in any other schedule to this Agreement).

         3.10. CONTRACTS AND COMMITMENTS. Except as set forth in Schedule 3.10 or in any other schedule to this Agreement, USD unilaterally has not taken any action without the approval or ratification of the Board of Directors of the Company and pursuant to which the Company:

                  (a) is a party to any agreements, contracts, commitments or restrictions which are material to its business, operations or prospects or which require the making of any charitable contribution other than those entered into in the ordinary course of business consistent with past practices; and

                  (b) has any power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect to the obligation of any Person, corporation, partnership, joint venture, association, organization or other entity.

         3.11. TAX MATTERS.

                  (a) The Company has duly filed all income tax returns (which shall mean any return, declaration, report, or information return or statement relating to the reporting of income of the Company other than for claims for refunds, including any schedule or attachment thereto, and including any amendment thereof, whether denominated as an income, franchise or similar tax return) required to be filed by it since November 1, 1996 ("Income Tax Returns"). All such Income Tax Returns were correct and complete in all material respects. All income taxes (which shall mean any federal, state or local income tax, including any interest, penalty or addition thereto, whether disputed or not) ("Income Taxes") owed by the Company have been paid or adequately provided for. The Company is not currently a beneficiary of any extension of time within which to file any Income Tax Return. The Company has withheld or collected and paid or deposited all taxes required to have been withheld or collected and paid or deposited in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

                  (b) There is no material dispute or claim concerning any liability for Income Taxes with respect to the Company either (A) claimed or raised by any governmental authority in writing or (B) as to which USD has knowledge based upon contact with any agent of such authority.

                  (c) Schedule 3.11 lists all Income Tax Returns filed with respect to the Company for taxable periods from and after November 1, 1996, including any Income Tax Returns of USD in which the Company is included as part of an Affiliated Group (as that term is defined in Section 1504 of the Internal Revenue Code). USD has delivered to the Noteholders correct and complete copies of such Income Tax Returns. The Company has not waived any statue of limitations in



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respect of Income Taxes or agreed to any extension of time with respect to an
Income Tax assessment or deficiency.

                  (d) Since November 1, 1996, the Company has not been a member of an Affiliated Group filing a consolidated federal Income Tax Return other than a group the common parent of which is USD.

                  (e) The Company is not party to any tax sharing or allocation agreement except with USD.

                  (f) Each Affiliated Group has filed all Income Tax Returns that it was required to file for each taxable period during which the Company was a member of the group and has paid all Income Taxes shown thereon as owing, except where a failure to file or pay any Income Taxes would not have a material adverse effect on the financial condition of the Company. All such Income Tax Returns were correct and complete in all material respects in so far as they relate to the Company.

                  (g) There is no material dispute or claim concerning any liability for Income Taxes for the Affiliated Group for any taxable period during which the Company was a member of the group either (A) claimed or raised by any authority in writing or (B) as to which USD has knowledge based upon contact with any agent of such authority. No Affiliated Group has waived any statute of limitations in respect of any material Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency for any taxable period during which the Company was a member of the group.

                  (h) Since November 1, 1996, the Company has no liability for Income Taxes of any Person other than the Company (A) under Regulation 1.1502-6 of the Internal Revenue Code (or any other similar provision of state or local law), (B) as a transferee or successor, (C) by contract or (D) otherwise.

         3.12. EMPLOYEE BENEFIT PLANS. Schedule 3.12 sets forth a complete and accurate list of all bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option or any other fringe benefit plans, arrangement or practice, and all other employee benefit plans, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal (collectively, the "Plans") currently in effect with respect to current or former employees of the Company.
Schedule 3.12 sets forth the annual contributions and premiums with respect to providing benefits pursuant to each of the Plans with respect to Company employees. USD has performed and complied in all material respects with all of its obligations under or with respect to such Plans and such Plans have operated substantially in accordance with their terms, except where any failure to so perform, comply or operate would not have a material adverse effect on the results of operations or financial condition of the Company.



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The Company has no commitment, whether formal or informal and whether legally binding or not, to create any additional Plan.

         3.13. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES AND OTHERS. Except with respect to equipment leases or equipment lease financing or real estate leases and as disclosed in Schedule 3.13 to this Agreement, no consent of any other Person is necessary to the consummation of the transactions contemplated hereby.

         3.14. PERSONNEL. Schedule 3.14 sets forth a true and complete list of all group insurance programs in effect for employees of the Company.

         3.15. DISCLOSURE. No representations or warranties made by USD in this Agreement and no statement contained in any document (including, without limitation, the Financial Statements and the Schedules), certificate, or other writing furnished or to be furnished by USD to The Noteholders or any of their representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         3.16 OWNERSHIP OF STOCK; AUTHORITY TO TRANSFER. Except as set forth in
Schedule 3.16, the Stock to be sold to the Noteholders and redeemed by the Company is not encumbered and is freely transferrable by USD. Except as set forth in Schedule 3.16, USD holds good and marketable title to the Stock to be sold or redeemed hereby and no third party can claim any right thereto or make any claim thereon. Except as set forth in Schedule 3.16 and except for securities law restrictions, the transfer by USD of the Stock to the Noteholders and the Company pursuant to this Agreement will vest in the Noteholders and the Company full title to the Stock, free and clear of all liens, claims, equities, options, calls, voting trust, agreements, commitments and encumbrances whatsoever. Any exceptions set forth in Schedule 3.16 will be eliminated on or before the Closing.

                                   ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS AND THE COMPANY

         The Noteholders and the Company represent and warrant to USD as follows:

         4.01. AUTHORIZATION, ETC. The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby as they relate to the redemption of the shares of Stock being redeemed by the Company, the assumption of the Assumed Notes and the execution and delivery of the Consulting Agreement. The Company has taken all action required by law, its Certificate of Incorporation, bylaws or otherwise to authorize the


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execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement, the Payment Note, the Assignment and Assumption Agreement and the Consulting Agreement are each a valid and binding agreement of the Company enforceable against it in accordance with its terms.

         4.02. NO VIOLATION. Except as set forth in Schedule 3.04, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the Certificate of Incorporation of the Company or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by or cause the acceleration of the maturity of any debt or obligation pursuant to or result in the creation or imposition of any security interest, lien or other similar encumbrance upon the property or assets of the Company under, any agreement or commitment to which the Company is a party or by which the Company is bound, or, to the knowledge of the Company and the Noteholders, violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority, except where such violation would not have a material adverse effect on the business, financial condition or operations of the Company or on the ability of the Company and the Noteholders to consummate the transactions contemplated hereby.

         4.03. LITIGATION. Except as set forth in Schedule 3.08, there is no pending or, to the knowledge of the Noteholders, threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving the Company or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Noteholders or the Company pursuant to this Agreement or in connection with the transactions contemplated hereby.

         4.04. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES AND OTHERS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by the Noteholders or the consummation by the Noteholders of the transactions contemplated hereby.

         4.05. INVESTMENT INTENT OF THE NOTEHOLDERS. The Noteholders acknowledge that the Stock which they are acquiring pursuant to the terms of this Agreement is not being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from such registration requirement afforded by Section 4(1) of the Securities Act for transaction by any Person other than an issuer, underwriter or dealer. The shares of Stock being acquired by the Noteholders are being acquired for investment purposes only, and not with a view to the distribution thereof.

         4.06. DISCLOSURE. No representations or warranties made by the Noteholders in this Agreement and no statement contained in any document, certificate, or other writing furnished or



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to be furnished hereunder by the Noteholders or any of their representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact of omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         4.07. FUNDING. The Company and the Noteholders have adequate and sufficient means to pay the Closing Payment as and when such Closing Payment is to be delivered to USD hereunder.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

         5.01. UPDATING OF REPRESENTATIONS AND WARRANTIES.

                  (a) Between the date of this Agreement and the Closing Date, USD shall give notice to The Noteholders promptly upon their becoming aware of
(a) any inaccuracy of a representation or warranty set forth in Section 3 or in the Schedules hereto as given by USD or (b) any event or state of facts that, if it had occurred or existed on or prior to the date of this Agreement, would have caused any such representation or warranty to be materially inaccurate, any such notice to describe such inaccuracy, event or state of facts in reasonable detail.

                  (b) Between the date of this Agreement and the Closing Date, the Noteholders shall give notice to USD promptly upon their becoming aware of
(a) any inaccuracy of a representation and warranty set forth in Section 4 or in the Schedules hereto as given by the Noteholders or the Company or (b) any event or state of facts, that, if it had occurred or existed on or prior to the date of this Agreement, would have caused any such representation or warranty to be materially inaccurate, any such notice to describe such inaccuracy, event or state of facts in reasonable detail.

         5.02. NO SOLICITATION. Following the execution of this Agreement, neither USD, nor any of its directors, officers, agents or representatives will directly or indirectly, (a) solicit or encourage any inquiries, discussions or proposals for, (b) continue, propose or enter into negotiations or discussions with respect to, or (c) enter into any agreement or understanding providing for, any acquisition of the capital stock, assets or business of the Company, nor shall any such Persons provide any information to any Person (other than the Noteholders and their representatives) for the purpose of evaluating or determining whether to make or pursue any inquiries or proposal with respect to any such transaction.

         5.03. OPERATION IN ORDINARY COURSE. Between the date of this Agreement and the Closing Date, USD will allow the Company to (a) conduct its business only in the ordinary course and consistent with past practice, (b) use or operate its assets only in a normal business manner, (c) maintain all its assets and properties in good working order and condition, ordinary wear and tear excepted, (d) maintain in full force and effect all fire, liability and other insurance policies and (e) continue all current activities relating to its business, operations and affairs.

         5.04. BUSINESS ORGANIZATION. Between the date of this Agreement and the Closing Date, USD will allow the Company to (a) preserve substantially intact its business organization and keep available the services of its present officers and employees, (b) preserve in all material respects its present business relationships, financing arrangements and goodwill, (c) maintain its books, accounts and records in a manner consistent with past practice, except as otherwise required by any statute, rule or regulation, (d) maintain in full force and effect all its licenses and comply, in all material respects, with all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, decrees, awards or other requirements of any court or other governmental body applicable to it or the conduct of its business, and (e) perform all of its material obligations under all material contracts, agreements, licenses, permits, instruments, or undertakings without default.

         5.05. CORPORATE ORGANIZATION. Between the date of this Agreement and the Closing Date, USD shall not allow the Company to (a) amend its Articles of Incorporation, (b) issue, sell or otherwise dispose of any debentures, notes, stock or other securities issued by it or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of such securities or modify or amend any right of the holder of any such security or create or suffer to be created any lien or encumbrance thereon; (c) declare or pay any dividends in cash, securities or other property, make any other distribution with respect to its capital stock or acquire, directly or indirectly, by redemption or otherwise, any of its capital stock other than as permitted by Section 1.05 hereof; (d) make any other payment (however characterized) to USD or any affiliate of USD other than as permitted by Section 1.05; (e) reclassify, split up or otherwise change any of its capital stock; (f) be party to any merger, consolidation or other business combination; (g) organize any new subsidiary or acquire any equity securities of any Person or any equity or ownership interest in any business; or (g) agree or otherwise commit, whether in writing or otherwise, to do any of the foregoing.

         5.06. OTHER RESTRICTIONS. Between the date of this Agreement and the Closing Date, USD shall not allow or authorize the Company to:

                  (a) borrow any funds or otherwise become liable for, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money; provided, nothing herein shall be deemed to prohibit the Noteholders and the Company from making all necessary arrangements to consummate the Credit Facility, such transaction only to be consummated simultaneous to the Closing;

                  (b) create or suffer to be created any lien or encumbrance on any of its properties or assets except at contemplated by subsection (a) above;

                  (c) enter into or modify any employment agreement or commitment or increase in any manner the compensation of any officer, director or employee;

                  (d) create or modify any bonus, deferred compensation, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in section 3(3) of ERISA), whether formal or informal;

                  (e) incur or assume, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

                  (f) enter into or modify, or engage in any negotiations with respect to, any collective bargaining or union agreement or commitment;

                  (g)  make any capital expenditure;

                  (h) except as permitted by Lee, enter into any agreement or commitment or engage in any activity or transaction other than agreements, commitments and transactions in the ordinary course of business and consistent with past practice;

                  (i) pay, discharge or satisfy any claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected in its September 30, 1998 balance sheet or incurred in the ordinary course of business and consistent with past practice since September 30, 1998; provided, no such payment shall be made to USD and or any of its affiliates or subsidiaries except as permitted by
Section 1.05 hereof.

                  (j) cancel any debts owed to it or waive any of its claims or rights or do any act or omit to do any act, which causes a breach of any of its material contracts, commitments or obligations;

                  (k) enter into (other than the renewal of agreements on terms no less favorable to it than the agreements in effect on the date hereof), terminate or modify any of its agreements, understandings or commitments;

                  (l) enter into any contract, agreement, commitment, understanding or transaction with an affiliate;

                  (m) sell, transfer or otherwise dispose of any of its assets, other than in the ordinary course of business; or

                  (n) agree or otherwise commit, whether in writing or otherwise, to do any of the foregoing.

                                   ARTICLE VI

                       CONDITIONS TO THE USD'S OBLIGATIONS

         Each and every obligation of USD under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by USD:

         6.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Noteholders and the Company contained herein shall be true and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

         6.02. PERFORMANCE. The Company and the Noteholders shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

         6.03. NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

         6.04. NO INJUNCTION. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which USD, its sole discretion, deems unacceptable.

         6.05. TERMINATION OF CERTAIN AGREEMENTS. The Employment Agreement, dated November 1, 1996 and as amended effective July 1, 1997, between Lee, USD and the Company (the "Lee Employment Agreement"), the Indemnity Agreement, dated November 1, 1996, between USD, Lee and Enholm and the Employment Agreement, dated November 1, 1996, between Enholm and the Company shall be terminated and be of no further force and effect, and there shall be no further payment obligations of USD thereunder, including, without limitation, any amounts due under Section 3(b)(ii) of the Lee Employment Agreement.

         6.06. CONSENTS. Unless waived, any consents and waivers required to complete the transaction contemplated hereby shall have been obtained on terms reasonably satisfactory to USD and shall be in full force and effect.

         6.07. MISCELLANEOUS CLOSING DOCUMENTS. At the Closing, the Company and the Noteholders shall deliver or cause to be delivered to USD:

                  (a) The Payment Notes and Dividend Note;

                  (b) Evidence of the wiring of the Closing Payment;

                  (c) The Assignment and Assumption Agreement, executed by the Company and all holders of the Assumed Notes;

                  (d) The Settlement Agreement and Mutual Release, executed by the Noteholders, and the Canceled Notes endorsed and to be marked "Canceled";

                  (e) A Certificate of the President of the Company and of the Noteholders that the representations and warranties contained in Article IV of this Agreement are true and correct and that the Company and the Noteholders have complied with all conditions set forth in Section VI in all material respects at and as of the Closing Date;

                  (f) The Consulting Agreement signed by the Company; and

                  (g) The Security Agreement signed by the Company.

                                   ARTICLE VII

            CONDITIONS TO THE COMPANY'S AND NOTEHOLDERS' OBLIGATIONS

         Each and every obligation of the Company and the Noteholders under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Company and the Noteholders:

         7.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Article III hereof and the other documents delivered and to be delivered by USD pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

         7.02. PERFORMANCE. USD shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

         7.03. NO GOVERNMENT PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

         7.04. NO INJUNCTION. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which the Noteholders, in their sole discretion, deem unacceptable.

         7.05. MATERIAL CHANGE. From September 30, 1998 to the Closing Date, the Company shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to the Schedules) in its business, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

         7.06. CONSENTS OBTAINED. Unless waived, any consents and waivers referred to herein as are required to complete the transactions contemplated by this Agreement shall have been obtained on terms reasonably satisfactory to the Noteholders and shall be in full force and effect and signed copies thereof shall have been delivered to the Noteholders.

         7.07. TERMINATION OF CERTAIN AGREEMENTS AND ACCOUNTS. At or prior to
Closing:

                  (a) Any tax allocation or sharing agreement, including any Income Tax sharing agreement, between the Company and USD shall have been terminated as of the Closing Date and will have no further force and effect for any taxable year (whether for the current year, a future year or for a past year.)

                  (b) After the application of Section 1.05(a) hereof, all intercompany accounts between the Company and USD reflected on the September 30, 1998 balance sheet of the Company contained in the Financial Statements or created since such date through the Closing Date shall be canceled and be of no further force and effect.

         7.08. MISCELLANEOUS CLOSING DOCUMENTS. At the Closing, USD shall deliver to The Noteholders:

                  (a) Certificate(s) representing the Stock accompanied by a stock power(s) duly endorsed in blank;

                  (b) Certificate of USD that the representations and warranties contained in Article III of this Agreement are true and correct and that USD has complied with all conditions set forth in Article VII in all material respects at and as of the Closing Date;

                  (c) The Assignment and Assumption Agreement, executed by USD;

                  (d) The Settlement Agreement and Mutual Release, executed by USD;

                  (e) The Consulting Agreement signed by USD;

                  (f) A five year sub-lease relating to the use of space by Forest Hills Nuclear, P.C., in an affiliate of USD's managed radiology facility located on Austin Street, Queens, New York, substantially in the form attached hereto as Exhibit "H";

                  (g) The resignations as officers and directors of the Company of such Persons as the Noteholders shall direct; and

                  (h) The written confirmation of DVI Business Credit Corporation ("DVI"), in form reasonably satisfactory to the Company, to unconditionally release all security interests and liens of DVI as are listed in
Schedule 3.09 hereto and to unconditionally terminate the Guaranty of the Company to DVI listed on Schedule 3.10 hereto as of the Closing or as soon thereafter as practical.

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         8.01. SURVIVAL. All representations, warranties and agreements contained in this Agreement or in any exhibit, schedule or certificate delivered pursuant to this Agreement shall survive the Closing through January 3, 2000; provided, any representation and warranties of USD relating to Income Tax obligations of the Company shall survive until the statute of limitations relating thereto shall have lapsed in accordance with applicable law.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

         9.01. METHODS OF TERMINATION. The transactions contemplated hereby may be terminated and/or abandoned at any time but not later than the Closing:


                  (a) by mutual and joint consent of USD and the Noteholders;

                  (b) by the Noteholders (A) at any time if any of the representations and warranties of USD contained in Article III hereof was incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to USD if one or more of the conditions precedent to the obligations of the Noteholders and the Company set forth in this Agreement is not satisfied at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible on or prior to the Closing Date;

                  (c) by USD (A) at any time if any of the representations and warranties of the Noteholders or the Company contained in Article IV hereof was incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to the Noteholders if one or more of the conditions precedent to the obligations of USD set forth in this Agreement is not satisfied at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible on or prior to the Closing Date;

                  (d) by either USD or the Noteholders if the Closing has not occurred on or prior to November 13, 1998.

         9.02. PROCEDURE UPON TERMINATION. In the event of termination and pursuant to Section 9.01 hereof, notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by USD or the Noteholders. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                  (a) each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same without retaining copies thereof; and

                  (b) all confidential information received by any party hereto with respect to the business of any other party shall be treated in accordance with Section 2.01 hereof.

         9.03. EFFECT OF TERMINATION. In the event that this Agreement is terminated pursuant to Section 9.01, this Agreement shall terminate without any liability or further obligation of any party to another, except for Sections 2.01, 10.01 and 10.02, which shall survive termination.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.01. INDEMNIFICATION BY USD. In the event that the transactions contemplated by this

Agreement are consummated, USD shall indemnify the Company and the Noteholders and hold the Company and the Noteholders harmless from, against and in respect of and shall on demand reimburse the Noteholders and the Company for all their losses, liabilities, damages, costs and expenses and any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity (collectively, "Losses") arising from any misrepresentation or breach of any representation, warranty, covenant or agreement on the part of USD under this Agreement or in respect of any obligations of USD pursuant to Section 11.3 hereof. Notwithstanding the foregoing in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that the Noteholders or the Company is not entitled to indemnification then the Noteholders and/or the Company shall not be entitled to recover their legal fees, costs or expenses with respect to such claim.

         10.02. INDEMNIFICATION BY THE COMPANY AND THE NOTEHOLDERS. The Company and the Noteholders, jointly and severally, shall indemnify and hold harmless USD, and shall reimburse it for, any Losses arising from or in connection with
(i) any misrepresentation, breach or inaccuracy in any of the representations, warranties, covenants or agreements of the Noteholders and the Company under this Agreement and (ii) any failure by the Noteholders or the Company to perform or comply with any agreement made by them in this Agreement, including obligations arising under Section 11.13 hereof. Notwithstanding the foregoing in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that USD is not entitled to indemnification then USD shall not be entitled to recover their legal fees with respect to such claim.

         10.03. PROCEDURE FOR INDEMNIFICATION. Promptly after receipt by an indemnified party under Sections 10.01 or 10.02 of notice of the commencement of any action for which indemnification is available under Section 10.01 or 10.02, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and costs and expenses of legal counsel if the indemnified party and the indemnifying party are both parties to the action and the indemnified party has been advised by counsel to the indemnifying party that a conflict of interest exists as a result of the representation of both parties. If an indemnifying party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any action and it does not, within ten (10) business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

         10.04. SATISFACTION OF INDEMNIFICATION CLAIMS.

                  (a) USD shall not be required to indemnify the Noteholders and/or the Company under Section 10.01 or otherwise unless and only to the extent that the amount of any Loss for which the Noteholders and/or the Company seeks indemnification under Section 10.01, when aggregated with all other such Losses, exceeds $150,000 (the "Basket"), to a maximum aggregate indemnification of $1,000,000 (the "Maximum Liability") under Section 10.01 or otherwise; provided, however, the Basket and the Maximum Liability shall not apply in respect of any Losses arising from any breach of a representation or warranty by USD relating to Income Taxes or obligations for Income Taxes as set forth in
Section 11.13 hereof. For purposes of calculating Losses under this Section 10.04(a), there shall be an offset against such Losses of an amount equal to the sum of (i) the value of any net tax benefit actually realized or to be realized by the Noteholders or the Company (by reason of a tax deduction, basis reduction, credits or otherwise) and (ii) the amount of any cash payment actually received by the Noteholders or the Company with respect to any Losses covered by insurance or other source of indemnification. All indemnification claims pursuant to this Agreement shall be made prior to January 3, 2000, except that any claims for breaches of representations and warranties relating to Income Taxes may be made until the applicable statute of limitations relating thereto shall have lapsed in accordance with the law applicable thereto. The foregoing indemnification rights shall be the exclusive remedy for the Noteholders or the Company arising from any breach of representations and warranties by USD under Article III.

                  (b) In the event USD is required to indemnify the Company pursuant to Section 10.01 hereof, the Company may offset any payment due USD hereunder other than pursuant to the Dividend Note by the amount which USD is required to indemnify the Company pursuant to Section 10.01 hereof. In order to offset payments pursuant to this Section 10.04, the Company shall send to USD in the manner provided in Section 11.04 hereof, a written calculation of the amount of the indemnity for which USD is responsible pursuant to Section 10.01 hereof. In the event the USD does not object to the Company's calculation within ten
(10) business days after the receipt of the notice, as provided in Section 11.04 hereof, USD shall be deemed to have accepted and agreed to such calculation and the Company shall be entitled to offset any payment solely on the Payment Notes and/or all or portion of the fee due under the Consulting Agreement by the amount of such indemnity. If USD shall dispute the indemnity demand in any manner and such dispute is not settled by the date the $500,000 Payment Note is to be paid by its terms, the disputed amount shall be retained by the Company in trust and not paid to USD until the claim and its validity are finally settled. All indemnification obligations pursuant to this Article X shall be paid within a reasonable period of time after a claim for indemnification has been made and its validity finally determined. Notwithstanding the foregoing, the right of offset granted above shall be subject to the obligation of the Company (i) to continue to pay interest due in respect of the $500,000 Payment Note in accordance with its terms until there has been an agreed upon or judicially determined offset amount established and applied to the principal amount of the $500,000 Payment Note and (ii) to accrue and pay interest at the rate of seven percent (7%) per annum in respect of any amount offset against the amounts due under the $300,000 Payment Note and/or the fees due under Consulting Agreement which are subsequently and finally determined not to have been subject to such right of offset.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.01. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the Company and the Noteholders and USD at any time prior to the Closing with respect to any of the terms contained herein.

         11.02. WAIVER OF COMPLIANCE. Any failure of the USD, on the one hand, or the Company and the Noteholders, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the President of USD or Lee on behalf of the Noteholders and the Company, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         11.03. EXPENSES; TRANSFER TAXES, ETC. Whether or not the transactions contemplated by this Agreement shall be consummated, USD agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it and the Noteholders agrees that all fees and expenses incurred by them in connection with this Agreement shall be borne by them, including, without limitation, all fees of counsel and accountants. The Company shall pay all sales, use, transfer, stamp, conveyance, value added or similar taxes, duties, excise or governmental charges imposed by any taxing jurisdiction and all recording or filing fees, notarial fees and other similar costs ("Transfer Taxes and Fees") with respect to the sale and redemption of the Stock or otherwise on account of this Agreement or the transactions contemplated herein. The Noteholders and the Company shall indemnify and hold harmless USD with respect to all Transfer Taxes and Fees.

         11.04. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed, certified or registered mail, return receipt requested, with postage prepaid or if delivered to an overnight courier that guarantees next-day delivery:

                  (a)  If to The Noteholders or the Company:

                           US Heartcare Management, Inc.
                           350 Theodore Fremd Avenue
                           Rye, New York  10580
                           Attention:  Lawrence Lee
                           Fax: (914) 967-9290

                                    with a copy to:

                           Jacobson, Mermelstein and Squire, LLP
                           52 Vanderbilt Avenue
                           New York, New York  10017
                           Attention:  Lee Mermelstein, Esq.
                           Fax: (212) 697-1427

                  (b)  If to USD, to:

                           US Diagnostic Inc.
                           777 South Flagler Drive
                           West Tower Suite 1006
                           West Palm Beach, Florida 33401
                           Fax:  (561) 833-8391
                           Attention: Mr. Joseph Paul, President
                                    with copy to:

                           Steel Hector & Davis LLP
                           200 South Biscayne Boulevard
                           Miami, Florida  33131
                           Attention:  Brian Heller, Esq.
                           Fax:  (305) 577-7001

         11.05. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, neither USD, on the one hand, nor the Company or the Noteholders, on the other hand, may assign any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the other party.

         11.06. PUBLICITY. Neither the Company and the Noteholders nor USD shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

         11.07. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

         11.08. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.09. HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         11.10. ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, and the other documents and certificates delivered pursuant to the terms hereof set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         11.11. THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         11.13. OBLIGATIONS WITH RESPECT TO INCOME TAXES AND INCOME TAX RETURNS RELATING TO THE COMPANY. The following provisions shall be applicable between the parties with respect to their rights, duties and obligations relating to Income Taxes and Income Tax Returns relating to the Company for the period from November 1, 1996 through the Effective Date (the "Income Tax Period"):

                  (a) USD's obligations of indemnification under Article X shall include Losses of the Company arising from, arising out of, relating to, in the nature of, or caused by any liability of the Company for the unpaid income taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state or local law) as a transferee or successor, by contract, or otherwise that relate to the Income Tax Period.

                  (b) USD will include all of the income of the Company, including income arising as a result of the transactions contemplated hereby, on USD's consolidated Federal Income Tax Returns for all periods ending on the Effective Date and pay any and all federal Income Taxes attributable to such income. USD, at its own cost and expense, will timely prepare or cause to be prepared and file or cause to be filed and, if required to do so by applicable law, deliver to the Company for signing as soon as practical after the Closing Date, New York state and local Income Tax Returns for the Company for the period January 1, 1998 through the Effective Date. USD will reimburse the Company or pay any and all state or local Income Taxes attributable to income of the Company for such period. The Company will furnish tax information to USD, at the Company's expense, for inclusion in USD's or the Company's Income Tax Returns for the period which includes the Effective Date in accordance with the Company's past custom and practice. USD will take no position on such Income Tax Returns that relate to the Company that is contrary to USD's or the Company's past custom and practice and that would adversely affect the Company after the Effective Date (unless such position would be reasonable in the case of a Person that owned the Company both before and after the Effective Date). The income of the Company will be apportioned to the period up to and including the Effective Date by closing the books of the Company as of the end of the Effective Date. The Company shall at its expense timely prepare and file all Income Tax Returns for the Company for all periods after the Effective Date and shall pay all Income Taxes due with respect to such Income Tax returns, including all taxes imposed with respect to the income of the Company from October 1, 1998 through December 31, 1998.

                  (c) USD will allow the Company and its counsel to participate (at the Company's own expense) in any audits of USD's Income Tax Returns to the extent that such audit and returns relate to the Company. USD will not settle any issues in such audit that relate predominately to the


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Company in a manner which would adversely affect the Company after the Effective
Date without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company will allow USD, at its sole cost and expense, and its counsel to control the conduct of any audits of and litigation relating to the Company's Income Tax Returns to the extent that they relate to periods ending on or before the Closing.

                  (d) The Noteholders, the Company and USD shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Income Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Income Taxes. Such cooperation shall include, without limitation, the retention, and the provisions of records and information that are relevant to any such audit, litigation or other proceeding and making employees available to provide additional information and explanation of any material provided hereunder. The Company and the Noteholders agree to retain all books and records with respect to taxes pertinent to the Company that relate to any taxable period beginning before the Effective Date until the expiration of the applicable statutes of limitations.

                  (e) The Company shall pay to USD, within ten (10) days after receipt of such amount any payments or credits in respect of Income Taxes (including, without limitation, New York State or City income or franchise taxes) and any interest thereon of the Company that are attributable solely to the Income Tax Period.

         11.14. CLOSING BALANCE SHEET. USD, the Noteholders and the Company shall on or prior to the Closing Date confirm and agree to a closing balance sheet for the Company as of the Effective Date which shall reflect the terms of this Agreement.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

US DIAGNOSTIC INC.                              US HEARTCARE MANAGEMENT, INC.



By /s/ Joseph Paul                              By /s/ Lawrence Lee
  ---------------------------                     ---------------------------
     Joseph Paul, President                          Lawrence Lee, President



NOTEHOLDERS:


     /s/ Lawrence Lee                                 /s/ Barry Enholm
  ---------------------------                     ---------------------------
       Lawrence Lee                                      Barry Enholm













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